UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2013

Commission file number: 1-10024

BKF CAPITAL GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-0767530
State or other jurisdiction of	I.R.S. Employer
incorporation or organization	Identification No.)

225 N.E. Mizner, Suite 400 Boca Raton, Florida 33432

(Address of Principal Executive Office) (Zip Code)

(561) 362-4199

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8–Other Events.

Item 8.01 Other Events.

On August 22, 2013, BKF Capital Group, Inc. (“BKF”), received reimbursement from Qualstar Corporation (“Qualstar”) for certain expenses incurred by BKF in connection with BKF’s proxy contest to remove the directors of Qualstar and to elect BKF’s slate of directors. Specifically, Qualstar reimbursed BKF for its documented expenses actually incurred in connection with the Special Meeting of Shareholders held on June 20, 2012 in the amount of $199,033.56, and the Annual Meeting of Shareholders held on June 28, 2013 in the amount of $156,795.49, both of which brought about a positive change and benefit for Qualstar. Qualstar also reimbursed BKF for its documented expenses of $39,019.37 actually incurred by BKF in connection with proposed derivative litigation to prevent the prior Qualstar board of directors from paying Lawrence Firestone a severance package in excess of $1,000,000 prior to the installation of the newly elected Board, which was for the benefit of Qualstar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, BKF Capital Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2013

BKF CAPITAL GROUP, INC.
(Registrant)

By:	/s/ STEVEN N. BRONSON
Steven N. Bronson, President